Filed Pursuant to Rule 433
                                                    Registration No.: 333-125499


Disclaimer:

The issuer has filed a registration statement (including a prospectus) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-503-4611.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS SENTENCE ARE NOT APPLICABLE TO THIS MESSAGE AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS MESSAGE HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS


Loan
Number          Property Name                                        Street Address                             City
------------------------------------------------------------------------------------------------------------------------------------
8000482         Lightstone MI Tranche I                              Various                                    Various
8000482-1       Scotsdale                                            37650 Dale Drive                           Westland
8000482-2       Carriage Park                                        27201 Canfield Drive                       Dearborn Heights
8000482-3       Macomb Manor                                         19700 Masonic Boulevard                    Roseville
8000482-4       Carriage Hill                                        26322 Westphal Drive                       Dearborn Heights
54372           St. Ives Apartments                                  3300 Woodhaven Road                        Philadelphia
DBM28174        Empirian Highland                                    310 Highroad Drive                         Charlotte
DBM28169        Villa Lucia Apartments                               4258-4262 Figarden Drive                   Fresno
DBM28175        Empirian Waterford Landing                           1900 Waterford Landing                     McDonough
54884           Village at Bexley                                    2645 Travis Road and 2764 Coldstream Lane  Columbus
DBM28173        Empirian Wildewood                                   751 Mallet Hill Road                       Columbus
7017314         Fox Point in Old Farm Apartments                     514 East 4090 South                        Salt Lake City
54731           Cypress Lakes Apartments                             11101 Reiger Road                          Baton Rouge
54183           Paces Park Apartments                                100 Paces Park Drive                       Decatur
54371           The Court Apartments                                 3500 Powelton Avenue                       Philadelphia
DBM27435        Mission Briley Parkway Apartments                    100 Arbor Creek Boulevard                  Nashville
53072           Golden Wheel Manufactured Housing Community          1450 Old Oakland Road                      San Jose
DBM27766        Prescott Lakes Apartments                            2105 Blooming Hills Drive                  Prescott
DBM27370        Mission Battleground Park                            3520 Drawbridge Parkway                    Greensboro
DBM27516        The Winston Lofts                                    1010 Arch Street                           Philadelphia
7017698         Broadmoor Country Club                               3944 West 77th Place                       Merrillville
53002           Willow Way Apartments                                5890 Riverdale Road                        College Park
DBM27053        University Plains Apartments (per unit)              4912 Mortensen Road                        Ames
DBM27053        University Plains Apartments (per bed)               4912 Mortensen Road                        Ames
DBM27085        Forest Ridge Apartments                              2650-2802 River Road South                 Salem
7014994         Regency Towers                                       1600 Lehigh Parkway East                   Allentown
7016923         Macdade Terrace Apartments                           1400 MacDade Boulevard                     Woodlyn
52990           La Vista Townhomes                                   6797 Springhouse Lane                      Columbus
7017178         Homestead Garden Apartments                          4801 Homestead Street                      Rapid City
DBM27923        Mission Stadler Place Apartments                     2-A Stadler Place                          Greensboro
7017056         Audubon Park Apartments                              1855 Boulevard de Province                 Baton Rouge
52681           Willow Wood Apartments                               1500-1616 South Cleveland                  Sioux Falls
54706           Knoll Crest Apartments                               280 Robert Jemison Road                    Birmingham
7017839         North Park Place Apartments                          16300 North Park Place                     Southfield
54570           Des Moines Portfolio- Crescent Chase Apartments      8600 Crescent Chase Road                   Johnston
54569           Des Moines Portfolio - Colonial Village Apartments   1340 42nd Street                           West Des Moines
54479           Forest Park MHC                                      Route 32                                   Plattekill
54312           Belvedere Apartments                                 2625 Belvedere Drive                       Jackson
DBM27806        Parkview Apartments                                  1250 Central Avenue                        Wenatchee
53409           South Port Apartments                                9371 Mansfield Road                        Shreveport
52898           Snug Harbor MHC                                      560 and 740 30th Avenue                    Santa Cruz
53617           Woodgate MHC                                         2331 Frick Road                            Houston
54573           Des Moines Portfolio- Robin Hill Apartments          2000 Westown Parkway                       West Des Moines
54572           Des Moines Portfolio - Plaza Manor Apartments        3821 66th Street                           Urbandale
51896           Oxmoor Ridge Apartments                              403 Edgecrest Drive                        Homewood
54571           Des Moines Portfolio- Ingersoll Towers Apartments    3662 Ingersoll Avenue                      Des Moines
DBM27805        Wenatchee Manorhouse                                 801 Idaho Street                           Wenatchee
54582           6122 Wilshire Blvd                                   6122 Wilshire Blvd                         Los Angeles
54574           Des Moines Portfolio- Woodland West Apartments       4401 Woodland Avenue                       West Des Moines


                                                                                                                      Initial
Loan                                                                                      Initial Pool           Pool Balance
Number     County                   State   Zip Code          Property Type                Balance ($)    Per Unit or Pad ($)
-----------------------------------------------------------------------------------------------------------------------------
8000482    Various                     MI    Various            Multifamily                 40,725,000                 40,044
8000482-1  Wayne                       MI      48185            Multifamily                 14,550,000                 38,697
8000482-2  Wayne                       MI      48127            Multifamily                 10,950,000                 42,773
8000482-3  Macomb                      MI      48066            Multifamily                  8,175,000                 37,673
8000482-4  Wayne                       MI      48127            Multifamily                  7,050,000                 41,964
54372      Philadelphia                PA      19154            Multifamily                 35,800,000                 69,380
DBM28174   Mecklenburg                 NC      28262            Multifamily                 32,940,000                106,602
DBM28169   Fresno                      CA      93722            Multifamily                 27,000,000                 99,265
DBM28175   Henry                       GA      30253            Multifamily                 25,800,000                 99,231
54884      Franklin                    OH      43209            Multifamily                 24,800,000                 38,095
DBM28173   Polk                        SC      29223            Multifamily                 24,560,000                102,333
7017314    Salt Lake                   UT      84107            Multifamily                 23,000,000                 57,789
54731      East Baton Rouge Parish     LA      70809            Multifamily                 23,000,000                 73,248
54183      Dekalb                      GA      30033            Multifamily                 19,500,000                 78,000
54371      Philadelphia                PA      19104            Multifamily                 16,200,000                 98,182
DBM27435   Davidson                    TN      37217            Multifamily                 14,550,000                 40,417
53072      Santa Rosa                  CA      95112        Manufactured Housing            13,000,000                 58,824
DBM27766   Yavapai                     AZ      86301            Multifamily                 11,340,000                 92,195
DBM27370   Guilford                    NC      27410            Multifamily                 11,200,000                 46,667
DBM27516   Philadelphia                PA      19107            Multifamily                 11,200,000                160,000
7017698    Lake                        IN      46410            Multifamily                 11,200,000                 42,424
53002      Clayton                     GA      30349            Multifamily                 10,300,000                 33,882
DBM27053   Story                       IA      50014   Multifamily (Student Housing)         9,300,000                 64,583
DBM27053   Story                       IA      50014   Multifamily (Student Housing)         9,300,000                 17,222
DBM27085   Marion                      OR      97302            Multifamily                  9,000,000                 43,902
7014994    Lehigh                      PA      18103            Multifamily                  7,952,156                 48,489
7016923    Delaware                    PA      19094            Multifamily                  7,563,374                 47,271
52990      Franklin                    OH      43229            Multifamily                  7,493,454                 29,044
7017178    Pennington                  SD      57703            Multifamily                  7,230,000                 72,300
DBM27923   Guilford                    NC      27410            Multifamily                  6,900,000                 47,917
7017056    East Baton Rouge            LA      70816            Multifamily                  6,362,000                 29,050
52681      Minnehaha                   SD      57103            Multifamily                  6,000,000                 35,714
54706      Jefferson                   AL      35209            Multifamily                  5,500,000                 36,667
7017839    Oakland                     MI      48075            Multifamily                  5,450,000                 43,254
54570      Polk                        IA      50131            Multifamily                  5,314,754                 44,290
54569      Polk                        IA      50266            Multifamily                  4,995,070                 29,733
54479      Ulster                      NY      12568        Manufactured Housing             4,500,000                 19,565
54312      Hinds                       MS      39212            Multifamily                  3,300,000                 24,444
DBM27806   Chelan                      WA      98801            Multifamily                  3,296,000                 29,429
53409      Caddo Parish                LA      71118            Multifamily                  3,288,789                 29,364
52898      Santa Cruz                  CA      95062        Manufactured Housing             3,213,817                 26,782
53617      Harris                      TX      77038        Manufactured Housing             3,172,299                 22,499
54573      Polk                        IA      50265            Multifamily                  2,907,131                 32,301
54572      Polk                        IA      50322            Multifamily                  2,797,239                 19,980
51896      Jefferson                   AL      35209            Multifamily                  2,443,876                 25,195
54571      Polk                        IA      50312            Multifamily                  2,267,762                 41,232
DBM27805   Chelan                      WA      98801            Multifamily                  1,900,000                 29,688
54582      Los Angeles                 CA      90048        Multifamily w/retail             1,500,000                     54
54574      Polk                        IA      50266            Multifamily                  1,398,620                 27,972

                                                              Studios              1 Bedroom (1)          2 Bedroom (1)
Loan                                                              Avg Rent                Avg Rent               Avg Rent
Number           Utilities paid by Tenant             # Units   per mo. ($)    # Units    per mo. ($)  # Units    per mo. ($)
-------------------------------------------------------------------------------------------------------------------------------
8000482          Electric, Gas, Water, Sewer                                       454            659      563           780
8000482-1        Electric, Gas, Water, Sewer                                       184            622      192           745
8000482-2        Electric, Gas, Water, Sewer                                       129            686      127           818
8000482-3        Electric, Gas, Water, Sewer                                        72            648      145           753
8000482-4        Electric, Gas, Water, Sewer                                        69            721       99           837
54372            Electric                                                          167            660      293           784
DBM28174         Electric, Gas, Water, Sewer                                        89            778      169           949
DBM28169                                                                            80            812      168         1,035
DBM28175         Electric                                                           88            760      132           933
54884            Electricity, Gas, Water                     1            350      208            437      413           617
DBM28173         Electric, Gas                                                      78            749      124           968
7017314          Electric, Gas                                                      84            552      314           668
54731            Electric, Gas, Water, Sewer, Trash                                 72            887      139         1,021
54183            Electric, Water, Sewer                                            128            920      104         1,237
54371            Electric, Gas                              65           1057       88          1,211       12         1,746
DBM27435         Electric                                                          202            628      158           748
53072            Electricity, Gas, Water, Trash                                     55            563      166           563
DBM27766                                                                           103          1,119       20         1,525
DBM27370         Electric                                                           64            583      128           729
DBM27516         Gas                                                                39          1,089       30         1,247
7017698          Electric                                                           44            658      220           742
53002            Electric, Gas, Water, Sewer                                        32            543      208           617
DBM27053         Electric
DBM27053         Electric
DBM27085         Electric, Gas                                                       6            585      199           692
7014994          Electric, Water, Sewer                                            103            795       59         1,013
7016923          Electric, Gas                              14            511       80            621       66           733
52990            Electric                                                                                  258           488
7017178          Electric                                                                                   76           837
DBM27923         Electric, Water, Sewer                                             72            624       72           750
7017056          Electric, Gas, Water, Sewer                                        70            440      147           546
52681            Electric                                    2            390       50            496      116           568
54706            Electric, Water, Sewer                                             40            456       92           545
7017839          Electric                                                                                   85           816
54570            Electric, Gas                                                      30            702       90           827
54569            Electric, Gas, Water, Sewer                                        30            609      107           697
54479            Electric, Gas                                                     166            430       64           440
54312            Electric, Gas, Water, Sewer                                        72            427       51           509
DBM27806         Water, Sewage, Garbage                                             24            475       56           525
53409            Electric, Gas, Water, Sewer                                        50            474       62           538
52898            Electricity, Gas, Water                                           120            389
53617            Electric, Gas                                                     121            273       20           273
54573            Electric, Gas                                                      36            579       42           676
54572            Electric, Gas                                                      55            476       85           497
51896            Electricity, Gas, Water                                            40            464       48           579
54571            Electric, Gas                                                       7            678       39           898
DBM27805                                                                            24            500       32           605
54582            Gas/Electricity                             7            739       21          1,199        3         1,182
54574            Electric                                                            8            602       42           613

                        3 Bedroom               4 Bedroom              5 Bedroom             Number
Loan                         Avg Rent                Avg Rent               Avg Rent           of
Number             # Units   per mo. ($)   # Units   per mo. ($)   #Units   per mo. ($)     Elevators  Current LTV
------------------------------------------------------------------------------------------------------------------
8000482                                                                                                     75.00%
8000482-1                                                                                                   75.00%
8000482-2                                                                                                   75.00%
8000482-3                                                                                                   75.00%
8000482-4                                                                                                   75.00%
54372                                           56         1,120                                            78.51%
DBM28174                51         1,176                                                                    78.62%
DBM28169                24         1,285                                                                    81.62%
DBM28175                40         1,075                                                                    80.00%
54884                   29           694                                                                    80.00%
DBM28173                38         1,107                                                                    78.59%
7017314                                                                                                     74.41%
54731                  103         1,207                                                                    74.19%
54183                   18         1,517                                                                    68.42%
54371                                                                                              3        77.88%
DBM27435                                                                                                    76.98%
53072                                                                                                       64.32%
DBM27766                                                                                           2        67.32%
DBM27370                48           820                                                                    74.32%
DBM27516                                                                                           3        69.57%
7017698                                                                                                     80.00%
53002                   64           693                                                                    79.23%
DBM27053                36           975       108         1,131                                            68.94%
DBM27053               108           325       432           283                                            68.94%
DBM27085                                                                                                    61.89%
7014994                  2         1,943                                                           3        76.10%
7016923                                                                                                     77.97%
52990                                                                                                       78.88%
7017178                 24           975                                                                    72.66%
DBM27923                                                                                                    71.13%
7017056                  2           738                                                                    71.48%
52681                                                                                                       79.16%
54706                   18           658                                                                    74.83%
7017839                 37           958         4         1,250                                   2        73.65%
54570                                                                                                       71.82%
54569                   31           891                                                                    79.92%
54479                                                                                                       54.88%
54312                   12           667                                                                    77.28%
DBM27806                32           624                                                                    80.00%
53409                                                                                                       76.84%
52898                                                                                                       67.66%
53617                                                                                                       68.52%
54573                   12           863                                                                    78.57%
54572                                                                                                       77.66%
51896                    9           727                                                                    62.66%
54571                    9         1,088                                                           2        78.74%
DBM27805                 8           700                                                                    76.00%
54582                                                                                              1        20.00%
54574                                                                                                       79.92%

Loan
Number                NCF DSCR     Orig IO Period       Orig Am Term     Orig Term   1st Payment Date
-----------------------------------------------------------------------------------------------------
8000482                   1.23                 60                360           120          8/11/2006
8000482-1                 1.23                 60                360           120          8/11/2006
8000482-2                 1.23                 60                360           120          8/11/2006
8000482-3                 1.23                 60                360           120          8/11/2006
8000482-4                 1.23                 60                360           120          8/11/2006
54372                     1.16                 48                360           120          10/1/2006
DBM28174                  1.25                 60                360           120          11/1/2006
DBM28169                  1.22                120                  0           120          11/1/2006
DBM28175                  1.25                 60                360           120          12/1/2006
54884                     1.16                  0                360           120          11/1/2006
DBM28173                  1.25                 60                360           120          11/1/2006
7017314                   1.23                 48                360           120          9/11/2006
54731                     1.15                 36                360            60          11/1/2006
54183                     1.24                 24                360           120          8/1/2006
54371                     1.16                 48                360           120          9/1/2006
DBM27435                  1.21                 60                360           120          10/1/2006
53072                     1.20                 36                360           120          8/1/2006
DBM27766                  1.22                120                  0           120          11/1/2006
DBM27370                  1.20                 60                360           120          9/1/2006
DBM27516                  1.11                 60                360           120          10/1/2006
7017698                   1.20                 48                360           120          7/11/2006
53002                     1.22                 60                360           120          7/1/2006
DBM27053                  1.25                 36                360           120          8/1/2006
DBM27053                  1.25                 36                360           120          8/1/2006
DBM27085                  1.22                120                  0           120          9/1/2006
7014994                   1.16                  0                360           120          5/11/2006
7016923                   1.20                  0                360           120          6/11/2006
52990                     1.25                  0                360           120          10/1/2006
7017178                   1.20                 24                360           120          8/11/2006
DBM27923                  1.20                 60                360           120          11/1/2006
7017056                   1.20                 24                360           120          7/11/2006
52681                     1.21                 24                360           120          6/1/2006
54706                     1.24                 24                360           120          11/1/2006
7017839                   1.42                 60                  0            60      1   0/11/2006
54570                     1.57                  0                360           120          10/1/2006
54569                     1.54                  0                360           120          10/1/2006
54479                     1.51                  0                300           120          11/1/2006
54312                     1.34                 12                360            60          10/1/2006
DBM27806                  1.20                 60                360           120          10/1/2006
53409                     1.39                  0                360           120          7/1/2006
52898                     1.21                  0                360           120          7/1/2006
53617                     1.18                  0                360           120          8/1/2006
54573                     1.32                  0                360           120          10/1/2006
54572                     1.30                  0                360           120          10/1/2006
51896                     1.22                  0                360           120          8/1/2006
54571                     1.26                  0                360           120          10/1/2006
DBM27805                  1.26                 60                360           120          10/1/2006
54582                     1.54                  0                 84            60          11/1/2006
54574                     1.54                  0                360           120          10/1/2006

(1) For MHC loans, unit of measure is single wide, double wide, triple wide, and RV Space.

Note: Property has 31 multifamily units (20,470 square feet) and 7,360 square feet of ground floor retail. Approximately 60% of underwritten GPR is from the multifamily space and approximately 40% of underwritten GPR is from the retail space. Balance per unit is shown based on the total square footage at the property (27,830 sf).